POWER OF ATTORNEY

 KNOW ALL MEN BY THESE PRESENTS that the undersigned officer and/or trustee of XTF Advisors Trust and XTF Investors Trust (the “Trusts”), each a Delaware statutory trust, hereby appoints Kevin Wolf, Emile Molineaux and Andrew Rogers, with full power of substitution, his true and lawful attorney to execute in his name, place and stead and on his behalf any and all amendments to each Trust's registration statement on Form N-1A under the Securities Act of 1933, as amended, and the Investment Company Act of 1940, as amended, as well as any and all registration  statements on Form N-14, and to file with the U.S. Securities and Exchange Commission and any other regulatory  authority having jurisdiction over the offer and sale of shares of beneficial interests of the Trusts (including, without limitation, regulatory authorities in any and all states in which shares of any  series of the Trust are sold), any such amendment or registration statement and any and all supplements thereto or to any prospectus or statement of additional information  forming a part of the registration statement, as well as any and all exhibits and other  documents necessary or desirable to the amendment or supplement process.  Said attorneys, and each of them, shall have full power and authority, with full power of substitution, to do and perform in the name and on behalf of the undersigned every act whatsoever requisite or desirable to be done in the premises in any and all capacities authorized by the Boards of Trustees for such persons to provide or perform with respect to the Trusts, as fully and to all intents and purposes as the undersigned might or could do, the undersigned hereby ratifying and approving all such acts of such attorneys.

     IN WITNESS WHEREOF, the undersigned has executed this instrument on this 20th day of February 2007.

/s/ L. Merill Bryan, Jr.

Witness

L. Merill Bryan, Jr., Trustee

Print Name:

/s/ Anthony J. Hertl

Anthony J. Hertl, Trustee

/s/ Gary Lanzen

Gary Lanzen, Trustee

/s/ Michael Woods

Michael Woods, Trustee

/s/ Michael Miola

Michael Miola, President